Exhibit 99.1

Saia Reports Record Third Quarter Results

JOHNS CREEK, GA – October 29, 2020 – Saia, Inc. (Nasdaq: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported third quarter 2020 financial results.  Diluted earnings per share in the quarter were $1.56 compared to $1.25 in the third quarter of 2019.

Highlights from the third quarter operating results were as follows:

Third Quarter 2020 Compared to Third Quarter 2019 Results

•	Revenue was $481.4 million, a 2.7% increase
•	Operating income was $55.2 million, a 21.7% increase
•	Operating ratio of 88.5 compared to 90.3
•	LTL shipments per workday increased 0.9%
•	LTL tonnage per workday was flat
•	LTL revenue per hundredweight increased 2.6%
•	LTL revenue per shipment rose 1.6% to $239.60

“Our third quarter results reflect a continuation of the improving volume trends we experienced in the middle of the second quarter and our continued focus on pricing and execution,” stated Saia President and Chief Executive Officer, Fritz Holzgrefe.  “Tonnage per workday was flat compared to the prior year and we were able to grow revenue per shipment by 1.6% despite fuel surcharge revenue being down nearly 17% from a year ago,” Holzgrefe added.  “To post a record operating ratio in one of the most volatile operating environments we have experienced in recent memory, is a tribute to the thousands of Saia employees who continue to deliver excellent service to our customers in these trying times,”  said Holzgrefe.

Saia Executive Vice President and Chief Financial Officer, Douglas Col added, “Revenue growth of 2.7% on flat year-over-year tonnage was driven by a 5.5% increase in yield excluding fuel surcharge and a 6% increase in our length of haul.  Our weight per shipment trends remain volatile on a day-to-day basis and though weight per shipment declined 1% for the full quarter, it was improving on a year-over-year basis for the last two months of the quarter,” concluded Col.

Saia, Inc. Third Quarter 2020 Results

Financial Position and Capital Expenditures

Total debt was $120.9 million at September 30, 2020 and inclusive of the cash on-hand, net debt to total capital was 9.4%.  This compares to total debt of $165.3 million and net debt to total capital of 17.3% at September 30, 2019.

Year-to-date capital investments were $205.3 million in 2020.  This compares to $245.2 million in capital investments during the same period in 2019, which included equipment acquired with finance leases.  In 2020, we anticipate capital expenditures will be approximately $225 million.

Earlier this month we opened a new 200 door terminal in Memphis, Tennessee.  The new terminal is 60% larger than our previously occupied terminal in that market.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 800-353-6461 or 334-323-0501 referencing conference ID #2095005. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the company website at www.saia.com/about-us/investor-relations/calendar-of-events. A replay of the call will be offered two hours after the completion of the call through November 26 at 1:00 p.m. Eastern Time. The replay will be available by dialing 888-203-1112.

Saia, Inc. (SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 169 terminals across 44 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saia.com/about-us/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) widespread outbreak of an illness or any other communicable disease, including the COVID-19 pandemic, or any other health crisis or business disruptions that may arise from the COVID-19 pandemic in the future; (5) failure to achieve acquisition synergies; (6) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses; (7) economic declines in the geographic regions or industries in which our customers operate; (8) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (9) loss of significant customers; (10) the Company’s need for capital and uncertainty of the credit markets; (11) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (12) possible issuance of equity which would dilute stock ownership; (13) integration risks; (14) the effect of litigation including class action lawsuits; (15) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment, technology and other assets; (16) the effect of governmental regulations, including but not limited to Hours of Service, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, the Food and Drug Administration, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations, tax law changes and changes to international trade agreements and tariffs; (17) changes in interpretation of accounting principles; (18) dependence on key employees; (19) inclement weather; (20) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (21) terrorism risks; (22) self-insurance claims and other expense volatility; (23) risks arising from international business operations and relationships; (24) recent increases in the severity of auto liability claims against trucking companies and sharply higher costs of settlements and verdicts; (25) cost and availability of insurance coverage including the possibility the Company may be required to pay additional premiums, may be required to assume additional liability under its auto policy or be unable to obtain coverage; (26) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (27) social media risks; (28) disruption in or failure of the Company’s technology or equipment including services essential to operations of the Company and/or cyber security risk; (29) failure to successfully execute the strategy to expand the Company’s service geography into the Northeastern United States; and (30) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this press release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:Saia, Inc.

Investor Relations

investors@saia.com

770.232.4088

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$25,469	$248
Accounts receivable, net	226,677	196,119
Prepaid expenses and other	27,971	36,012
Total current assets	280,117	232,379

PROPERTY AND EQUIPMENT:
Cost	1,903,383	1,739,222
Less: accumulated depreciation	762,264	686,623
Net property and equipment	1,141,119	1,052,599
OPERATING LEASE RIGHT-OF-USE ASSETS	117,487	103,890
OTHER ASSETS	26,957	26,825
Total assets	$1,565,680	$1,415,693

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$97,060	$83,621
Wages and employees' benefits	54,947	49,668
Other current liabilities	83,248	69,532
Current portion of long-term debt	20,735	19,405
Current portion of operating lease liability	19,701	19,020
Total current liabilities	275,691	241,246

OTHER LIABILITIES:
Long-term debt, less current portion	100,186	117,025
Operating lease liability, less current portion	99,474	86,239
Deferred income taxes	122,162	111,555
Claims, insurance and other	49,701	44,402
Total other liabilities	371,523	359,221

STOCKHOLDERS' EQUITY:
Common stock	26	26
Additional paid-in capital	267,075	260,871
Deferred compensation trust	(4,939)	(3,871)
Retained earnings	656,304	558,200
Total stockholders' equity	918,466	815,226
Total liabilities and stockholders' equity	$1,565,680	$1,415,693

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Nine Months Ended September 30, 2020 and 2019
(Amounts in thousands, except per share data)
(Unaudited)

	Third Quarter		Nine Months
	2020	2019	2020	2019
OPERATING REVENUE	$481,374	$468,891	$1,345,884	$1,343,670

OPERATING EXPENSES:
Salaries, wages and employees' benefits	252,092	250,162	715,014	708,203
Purchased transportation	40,053	35,843	96,518	98,415
Fuel, operating expenses and supplies	74,106	84,259	222,907	253,130
Operating taxes and licenses	14,061	13,634	42,200	40,365
Claims and insurance	11,938	7,850	40,652	30,536
Depreciation and amortization	34,224	31,333	100,478	87,258
Loss (gain) from property disposals, net	(316)	451	(1,558)	607
Total operating expenses	426,158	423,532	1,216,211	1,218,514

OPERATING INCOME	55,216	45,359	129,673	125,156

NONOPERATING EXPENSES (INCOME):
Interest expense	1,174	1,868	4,170	5,154
Other, net	(391)	(20)	(595)	(494)
Nonoperating expenses, net	783	1,848	3,575	4,660

INCOME BEFORE INCOME TAXES	54,433	43,511	126,098	120,496
Income tax expense	12,894	10,543	27,994	28,196
NET INCOME	$41,539	$32,968	$98,104	$92,300

Average common shares outstanding - basic	26,150	25,978	26,118	25,936
Average common shares outstanding - diluted	26,615	26,460	26,569	26,413

Basic earnings per share	$1.59	$1.27	$3.76	$3.56
Diluted earnings per share	$1.56	$1.25	$3.69	$3.49

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2020 and 2019
(Amounts in thousands)
(Unaudited)
	Nine Months
	2020	2019
OPERATING ACTIVITIES:
Net cash provided by operating activities	$238,961	$207,298
Net cash provided by operating activities	238,961	207,298

INVESTING ACTIVITIES:
Acquisition of property and equipment	(205,307)	(245,203)
Proceeds from disposal of property and equipment	7,797	678
Net cash used in investing activities	(197,510)	(244,525)

FINANCING ACTIVITIES:
Borrowing (repayment) of revolving credit agreement, net	(929)	50,005
Proceeds from stock option exercises	2,878	2,927
Shares withheld for taxes	(3,599)	(3,471)
Other financing activity	(14,580)	(14,413)
Net cash provided by (used in) financing activities	(16,230)	35,048

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	25,221	(2,179)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	248	2,194
CASH AND CASH EQUIVALENTS, END OF PERIOD	$25,469	$15

NON-CASH ITEMS:
Equipment financed with finance leases	$–	$6,165

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended September 30, 2020 and 2019
(Unaudited)

				Third Quarter
	Third Quarter		%	Amount/Workday		%
	2020	2019	Change	2020	2019	Change
Workdays				64	64
Operating ratio	88.5%	90.3%
LTL tonnage (1)	1,263	1,263	(0.0)	19.73	19.74	(0.0)
LTL shipments (1)	1,959	1,941	0.9	30.61	30.33	0.9
LTL revenue/cwt.	$18.59	$18.12	2.6
LTL revenue/shipment	$239.60	$235.87	1.6
LTL pounds/shipment	1,289	1,302	(1.0)
LTL length of haul (2)	893	842	6.1

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight.  The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.